                                                                   Exhibit 99(l)


                     TAISIL ELECTRONIC MATERIALS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                (AMOUNTS EXPRESSED IN THOUSANDS OF US DOLLARS OR
                  NEW TAIWAN DOLLARS, UNLESS OTHERWISE STATED)
          (AMOUNTS AND INFORMATION WITH RESPECT TO 1996 ARE UNAUDITED)




(1)   Organization and business environment

      Taisil Electronic Materials Corporation (the "Company"), was founded in the Hsinchu Science-Based Industrial Park of the Republic of China ("ROC") on September 26, 1994. Prior to June 30, 1996, the Company was a development stage enterprise whose activities primarily involved the construction of its manufacturing facilities, financial planning, testing equipment, and recruiting and training employees. The Company started its main activities of research, development, production and sale of the latest generation silicon wafers in July 1996.

      The operations of the Company have been affected, and may continue to be affected, by the currency devaluations and general deterioration of the economies of countries in the Asia Pacific region. The Company does not, however, expect the currency valuation problems and potential slowdown in Asian economies to have a significant long-term effect on its financial position.

      The accompanying financial statements reflect management's current assessments of the possible impact of this economic situation on the financial position of the Company. Actual results could differ from management's current assessments. In addition, the effect on the Company's financial position of future developments and access to further financial information concerning the Company's customers, suppliers, financiers and others and their ability to continue to transact with the Company cannot presently be determined.

(2)   Significant accounting policies

     (a)  Generally accepted accounting principles

          The financial statements have been prepared in accordance with accounting principles generally accepted in the Republic of China ("ROC GAAP"). ROC GAAP varies in certain significant respects from accounting principles generally accepted in the United States of America ("US GAAP"). Application of US GAAP would have affected stockholders' equity as of December 31, 1998 and 1997, and the results of operations for each of the two years then ended, to the extent summarized in note 15.

     (b)  Foreign currency transactions

          Foreign currency transactions in currencies other than the functional currency are recorded at rates in effect at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at year-end are translated at the exchange rate then prevailing. Gains or losses resulting from settlement of such transactions or translations are included in non-operating income.

     (c)  Cash equivalents

          The Company considers commercial paper and bank acceptances, with a maturity of less than three months from the date of purchase and time deposits as cash equivalents.

                                                                     (Continued)

                     TASIL ELECTRONIC MATERIALS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


     (d)  Short-term investments

          Investments are carried at the lower of cost or market value. The market value of unlisted trust funds is determined on the basis of the trust fund's net worth on the balance sheet date. Costs of sale of investments are determined on the weighted-average basis.

     (e)  Inventories

          Inventories are stated at the lower of cost or market value. Cost is determined using the weighted-average method. The market value of raw materials is determined on the basis of replacement cost. Market values of work in process and finished goods are determined on the basis of net realizable value.

     (f)  Long-term investments

          Long-term investments in equity securities that are not publicly traded in which the Company owns less than 20% of the investee's common stock and does not exercise significant influence over the investee's operations, are stated at the cost.

     (g)  Property, plant and equipment

          Property, plant and equipment are stated at acquisition cost which includes the capitalization of interest and certain expenses incurred in connection with the construction of plant and installation of machinery and equipment. Depreciation on plant and equipment is provided on the straight-line method over the estimated useful lives of the respective assets.

          Property, plant and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of property, plant and equipment, the estimated future undiscounted net cash flows of each operational gross of assets is compared to the carrying amount of the assets. If the carrying amount exceeds the undiscounted cash flows, the impairment is measured based on the fair values of the assets. At December 31, 1998, the estimated future undiscounted net cash flows of property, plant and equipment exceeded their carrying amount.

     (h)  Technology fees

          The Company has entered into a technical assistance service agreement with MEMC Electronic Materials, Inc. involving information and processes embodying technology, equipment design, and assets and property rights for the manufacture of silicon wafers. Payments for such technology are capitalized and amortized over five years from the commencement of commercial production.

     (i)  Organization cost and deferred charges

          The costs incurred in the establishment of the Company are capitalized and amortized over five years commencing from the start of commercial operations. Charges for the installation of gas and power systems are included in other assets and amortized over five years.

                                                                     (Continued)

                    TAISIL ELECTRONIC MATERIALS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

     (j)  Employee retirement plan

          The Company adopted a retirement plan covering substantially all employees in December 1995. Benefits are based on the employees' years of service. Starting in August 1996, in accordance with ROC Labor Standards Law, the Company made monthly contributions to a pension fund with the Central Trust of China. As approved by the authorities, the funding rate was set at 2% of salaries and wages. Pension cost is recognized based on the amount to be appropriated. Retirement benefits to employees will be paid from the retirement fund first, and if the fund is insufficient, the balance will be charged to current operations.

          Effective December 31, 1997, the Company adopted ROC Statements of Financial Accounting Standards ("SFAS") No. 18, "Accounting for Pensions," for its retirement plan. Based on the provisions of SFAS No. 18, pension costs charged to earnings are actuarially computed. The measurement date was the balance sheet date. Accrued pension liabilities were recognized for the excess of accumulated benefit obligation over fair value of plan assets. Net periodic pension costs including current service cost and net obligation at transition which are amortized over a 27 year period based on the straight-line method, are recognized starting in 1998. The effect of this accounting change increased the net loss by approximately $288 in 1998.

     (k)  Income taxes

          Under the asset and liability approach of SFAS No. 22, deferred tax liabilities are recognized for tax consequences of taxable temporary differences by applying enacted statutory tax rates. Deferred tax assets are recognized for tax consequences of deductible temporary differences, tax credits and operating loss carryforwards. A valuation allowance is provided when some portion or all of the deferred tax assets is not expected to be realized. Deferred income tax is reported in the financial statements as a current or noncurrent item based on the classification of the related asset or liability which causes the temporary differences. Deferred income taxes not relating to assets or liabilities are classified as current or noncurrent based on the expected period that the temporary differences will reverse.

     (l)  Forward exchange rate contracts

          The Company enters into foreign currency forward contracts to hedge future operating cash outflows in currencies other than the functional currency. Foreign currency forward contracts reduce the Company's exposure to the risk that eventual foreign currency cash outflows will be adversely affected by changes in exchange rates. Foreign currency gains and losses under the above arrangements are not deferred as the cash flows being hedged do not represent firm commitments. Foreign currency forward contracts are entered into with major commercial European banks that have high credit ratings. From time to time, the Company uses foreign currency forward contracts to hedge purchases of capital equipment. Foreign currency gains and losses for such purchases are deferred as part of the basis of the asset.

                                                                     (Continued)

                    TAISIL ELECTRONIC MATERIALS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

 (3)  Transaction with related parties

      (a)  Name and relationship

                                                                                                                         OWNERSHIP
                       NAME OF RELATED PARTY                              RELATIONSHIP WITH THE COMPANY                  PERCENTAGE
            -----------------------------------------------       --------------------------------------------------  --------------
            MEMC Electronic Materials Inc. USA (MEMC)             Investor using equity method to account for its            45%
                                                                     investment in the Company and represented on
                                                                     the Company's Board of Directors
            Chiao Tung Bank of Taipei, Taiwan, ROC (CTB)          Investor and represented on the Company's Board of         10%
                                                                     Directors
            China Steel Corporation (CSC)                         Investor and represented on the Company's Board of         35%
                                                                     Directors
            China Development Corporation                                                                                    10%
                                                                                                                      --------------
                                                                                                                            100%
                                                                                                                      ==============
            Posco Huls Co. Ltd. (PHC)                             MEMC group company
            MEMC Japan Ltd. (MJL)                                 MEMC group company
            MEMC Electronic Materials SPA (Novara)                MEMC group company

      (b)  Significant transactions with related parties

           (i) Net sales to and corresponding amounts receivable from related party are as follows:


                                                                SALES
                                    ---------------------------------------------------------------
                                            1998                  1997           1996 (UNAUDITED)
                                    --------------------  --------------------  -------------------
                                               % OF NET              % OF NET              % OF NET
                                     AMOUNT      SALES     AMOUNT      SALES     AMOUNT      SALES
                                    --------   --------   --------   ---------  --------   --------
                 MEMC              $   8,987       15.32    17,031       27.67       921      12.63
                 Novara                  240        0.41      -           -         -          -
                                    --------   ---------  --------   ---------  --------   --------
                                   $   9,227       15.73    17,031       27.67       921      12.63
                                    ========   =========  ========   =========  ========   ========


                                    ACCOUNTS RECEIVABLE
                                    --------------------
                                        DECEMBER 31,
                                    --------------------
                                      1998       1997
                                    --------------------
                 MEMC              $    2,693      6,983
                 Novara                   247       -
                                    ---------  ---------
                                   $    2,940      6,983
                                    =========  =========

           Purchases from and corresponding amounts payable to related party are as follows:


                                                               PURCHASES
                                    -----------------------------------------------------------------
                                          1998                  1997              1996 (UNAUDITED)
                                    --------------------- --------------------- ---------------------
                                               % OF TOTAL            % OF TOTAL            % OF TOTAL
                                    AMOUNT     PURCHASES  AMOUNT     PURCHASES  AMOUNT     PURCHASES
                                    --------   ---------  --------   ---------  --------   ----------
                 MEMC              $   2,131        8.64     6,314       17.78       485       9.51
                 Others                  186        0.75      -           -         -           -
                                    --------   ---------  --------   ---------  --------   ----------
                                   $   2,317        9.39     6,314       17.78       485       9.51
                                    ========   =========  ========   =========  ========   ==========

                                                                     (Continued)

                    TAISIL ELECTRONIC MATERIALS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


                                     ACCOUNTS PAYABLE
                                    ------------------
                                       DECEMBER 31,
                                    ------------------
                                     1998       1997
                                    --------   -------
                 MEMC              $      4      3,290
                 Others                  77       -
                                    -------    -------
                                   $     81      3,290
                                    =======    =======

           (ii)  Financing

                 The Company's long-term loans from CTB are summarized as follows:

                                 MAXIMUM    INTEREST   ENDING     INTEREST   INTEREST
                  YEAR           BALANCE     RATE      BALANCE    EXPENSE    PAYABLE       COLLATERAL
                  ----          ---------  --------   ---------  --------   ---------  --------------
                  1998         $  36,934   5.875% -     35,909      2,127        199   Machinery and
                                =========  6.855%     =========  ========   =========  equipment $60,886

                  1997         $  28,450   5.825% -     28,306      1,751        153   Machinery and
                                =========  6.575%     =========  ========   =========  equipment $32,570

           (iii) Technology, royalty and commission agreements

                 The Company has entered into various agreements with MEMC which provide for payments related to, among other things, technology, royalties and commissions. The Company paid MEMC, net of amounts received, $713, $1,312, and $2,703 in 1998, 1997 and 1996, respectively, pursuant to the terms of such agreements. The related amounts outstanding of $148 and $2,048 as of December 31, 1998 and 1997, respectively, are included in accrued expenses.

           (iv)  Guarantees

                 MEMC and CSC have provided guarantees over certain of the Company's long-term loans and bills payable up to a maximum of $92,863 and $65,965, respectively.

 (4)  Cash and cash equivalents

      Details of cash and cash equivalents as of December 31, 1998 and 1997 were as follows:


                                                                                         DECEMBER 31,
                                                                                    ----------------------
                                                                                      1998         1997
                                                                                    ----------------------
            Cash on hand, current and checking accounts                          $        413        2,112
            Cash equivalents                                                           30,655       16,643
                                                                                    ---------    ---------
                                                                                 $     31,068       18,755
                                                                                    =========    =========

(5)   Short-term investments

      The Company had invested $337 and $2,053 in open-ended trust funds as of December 31, 1998 and 1997, respectively. The market value of such investments as of December 31, 1998 and 1997 was approximately $338 and $2,065.

                                                                     (Continued)

                    TAISIL ELECTRONIC MATERIALS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

(6)   Inventories

      The components of inventories as of December 31, 1998 and 1997, are summarized below:


                                                                                         DECEMBER 31,
                                                                                    ----------------------
                                                                                      1998         1997
                                                                                    ----------------------
            Finished goods                                                       $      6,153        5,381
            Work in process                                                             3,188        6,733
            Raw materials and spare parts                                              11,905       10,068
                                                                                    ---------    ---------
                                                                                       21,246       22,182
            Provision for inventory devaluation                                        (5,377)      (4,061)
                                                                                    ---------    ---------
                                                                                 $     15,869       18,121
                                                                                    =========    =========

      As of December 31, 1998 and 1997, insurance coverage of inventories amounted to approximately $21,728 and $18,383, respectively.

 (7)  Property, plant and equipment

      The construction in progress consists of various payments for plant construction and engineering design and consulting.

      Certain property, plant and equipment is pledged as security for long-term loans. See note 13.

      Insurance coverage on property, plant and equipment and the third-party liability as of December 31, 1998 and 1997, amounted to approximately $247,846 and $199,617, respectively.

 (8)  Short-term loans and short-term bills payable


                                                                      DECEMBER 31,
                                                      -----------------------------------------------------------
                                                               1998                            1997
                                                      -----------------------------   ---------------------------
                                                      AMOUNT         INTEREST RATE       AMOUNT     INTEREST RATE
                                                      ------         -------------       ------     -------------
        Unsecured loans                             $    29,023     5.988% - 7.023%        -             -
        Secured loans                                       931           7.25%           3,064        6.80%
        Credit loans and import loans under usance
           letters of credit                              5,408     0.514% - 6.50%       20,783    0.98% - 8.99%
        Commercial paper payable                         15,520     5.35% - 6.75%        28,494    7.30% - 8.15%
        Bank acceptance payable                             621           6.50             -             -
        Unamortized discount on short-term bills
           payable                                         (290)                           (749)
                                                      ---------                       ---------
                                                    $    51,213                          51,592
                                                      =========                       =========

      As of December 31, 1998 and 1997, certain time deposits were pledged as security for the issuance of short-term bills payable. See note 13.

                                                                     (Continued)

                    TAISIL ELECTRONIC MATERIALS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


 (9)  LONG-TERM LOANS

                                                                                              BALANCE AT DECEMBER 31,
                                                                                              ------------------------
                              CREDIT LINE AND
              BANK           PURPOSE              PERIOD           REPAYMENT TERM                 1998         1997
       -----------------     ---------         -------------    ---------------------         -----------   ----------
       Chiao Tung Bank       NT$240,000 Loan   February 1998    Repayable in 17 quarterly   $     6,497        -
                             for purchase of   to February 2005 installments starting in
                             machinery                          February 2001
       Chiao Tung Bank       NT$400,000 Loan   November 1995    Repayable in 17 quarterly        11,686      12,256
                             for purchase of   to November 2002 installments starting in
                             machinery                          November 1998
       Chiao Tung Bank       NT$100,000 Loan   November 1995    Repayable in 21 quarterly         2,365       2,918
                             for purchase of   to November 2002 installments starting in
                             machinery                          November 1997
       Chiao Tung Bank       NT$100,000 Loan   November 1995    Repayable in 29 quarterly         3,104       3,064
                             for purchase of   to November 2005 installments starting in
                             machinery                          January 1999
       Chiao Tung Bank       NT$200,000 Loan   December 1996    Repayable in 17 quarterly         4,136       2,213
                             for purchase of   to November 2003 installments starting in
                             machinery                          December 1999
       Chiao Tung Bank       NT$200,000 Loan   December 1996    Repayable in 17 quarterly         6,208       6,128
                             for purchase of   to November 2003 installments starting in
                             machinery                          March 2000
       Chiao Tung Bank       NT$80,000 Loan    December 1996    Repayable in 29 quarterly         1,913       1,727
                             for purchase of   to November 2006 installments starting in
                             machinery                          January 2000
       The International     NT$1,000,000      December 1995    Repayable in 10                  24,832      30,639
       Commercial Bank       Loan for plant    to December 2002 semi-annual installments
       of China              construction                       starting in June 1998
       The International     NT$600,000 Loan          -                      -                     -          2,298
       Commercial Bank       for plant
       of China              construction
       Taiwan                NT$600,000               -                      -                     -         18,383
       Cooperative Bank      Credit loan

                                                                     (Continued)

                    TAISIL ELECTRONIC MATERIALS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                                                                                              BALANCE AT DECEMBER 31,
                                                                                              ------------------------
                           CREDIT LINE AND
              BANK            PURPOSE              PERIOD           REPAYMENT TERM                 1998         1997
       -----------------     ---------         -------------    ---------------------         -----------   ----------
       ABN AMRO Bank (In     $60,000 Loan for  October          Repayable in 10                  48,000      60,000
       charge of             purchase of       1995 to          semi-annual installments
       syndication loan      machinery         August 2002      starting in February 1998
       agreement for the
       phase I expansion)
       ABN AMRO Bank (In     $20,000 Bridge           -                      -                     -          3,489
       charge of             loan for the
       syndication loan      following ABN
       agreement for the     AMRO loan
       phase II
       expansion)
       ABN AMRO Bank (In     $45,000 Loan for  January          Repayable in 6 semi-annual       45,000      40,000
       charge of             purchase of       1997 to          installments starting in
       syndication loan      machinery         December         June 1999
       agreement for the                       2001
       phase II                                                                               ---------   ---------
       expansion)
                                                                                                153,741     183,115
       Less: current portion                                                                    (37,395)    (19,433)
                                                                                              ---------   ---------
                                                                                            $   116,346     163,682
                                                                                              =========   =========

      The following is a schedule of payments of long-term debt as of December 31, 1998:


               YEAR                               AMOUNT
           ----------                         -----------
               1999                           $    37,395
               2000                                39,786
               2001                                41,378
               2002                                26,372
               2003                                 4,651
           After 2003                               4,159
                                              -----------
                                              $   153,741
                                              ===========

      On December 23, 1996, the Company obtained a syndicate loan from the ABN AMRO Bank and six other banks (the Banks). In accordance with the syndication loan agreements, the Banks granted credit facilities to the Company for purchase of machinery and equipment. During the period of loan, restrictions on the above syndication loan are as follows:

      The major stockholders MEMC and CSC, together, must own not less than 70% of the Company's issued common shares, and VEBA AG must own not less than 50% of MEMC issued common shares.

                                                                     (Continued)

                    TAISIL ELECTRONIC MATERIALS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

      The ranges for interest rates on these borrowings for the years ended December 31, 1998, 1997 and 1996 were 6.50% - 7.95%, 6.00% - 7.605% and
      0.85% - 7.495%, respectively. As of December 31, 1998 and 1997, total unused lines of credit for short-term and long-term loans amounted to approximately $102,903 and $263,435, respectively.

      As December 31, 1998 and 1997, certain time deposits and property, plant and equipment were pledged as security for long-term loans. See note 13.

(10)  Pension

      Effective December 31, 1997, the Company adopted SFAS No.18, "Accounting for Pensions." The measurement dates for the actuarial study of the Company's pension obligation were December 31, 1998 and 1997. The funded status of the Company's pension scheme as of December 31, 1998 and 1997, was as follows:


                                                                                    BALANCE AT DECEMBER 31,
                                                                                    -----------------------
                                                                                      1998         1997
                                                                                    ---------    ----------
            Benefit obligation:
               Vested benefit obligation                                         $       -            -
               Non-vested benefit obligation                                             (411)        (256)
                                                                                    ---------    ---------
               Accumulated benefit obligation                                            (411)        (256)
               Effects of future salary progression                                      (977)        (638)
                                                                                    ---------    ---------
               Projected benefit obligation                                            (1,388)        (894)
            Fair value of plan assets                                                     476          256
                                                                                    ---------    ---------
            Benefit obligation in excess of plan assets                                  (912)        (638)
            Unrecognized net obligation at transition                                     584          599
                                                                                    ---------    ---------
            Accrued pension liabilities                                                  (328)         (39)
                                                                                    =========    =========

      The net pension cost for the year ended December 31, 1998 consisted of following components:


            Service cost                                                         $     421
            Interest expense                                                            59
            Expected returns on pension fund                                           (24)
            Amortization and deferral                                                   23
                                                                                 ---------
                                                                                 $     479
                                                                                 =========

      Actuarial assumptions are as follows:

                                                                                      1998         1997
                                                                                     ------       ------
            Discount rate                                                             6.50%        6.50%
            Rate of salary progression                                                6.00%        6.00%
            Projected return on plan assets                                           6.50%        6.50%

      Pension expenses were $198, and $135 for the years ended December 31, 1997 and 1996, respectively. As of December 31, 1998 and 1997, the balances of the Company's pension fund maintained with the Central Trust of China were $476 and $256, respectively. As of December 31, 1998 and 1997, the unpaid balances of $15 and $63, respectively, were included in accrued expenses.

                                                                     (Continued)

                    TAISIL ELECTRONIC MATERIALS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

(11)  Stockholders' equity

      (a) Capital stock

          On July 17, 1996, the stockholders' meeting approved the issuance of an additional 55,000,000 shares at NT$10 par value per share for cash on July 17, 1996.

          On July 25, 1997, the stockholders' meeting approved a proposal to increase authorized capital stock to 480,000,000 shares at NT$10 par value per share and to issue an additional 60,000,000 shares at NT$10 par value per share for cash on December 25, 1997. After this capital increase, the total issued capital was $113,783.

          On February 5, 1998, the board of directors decided to issue an additional 85,000,000 shares at NT$10 per value per share for cash. After this capital increase, the total issued capital was $139,887. The above increases were all registered and approved by the authorities.

          On October 12, 1998, December 14, 1998 and January 11, 1999, the board of directors decided to issue an additional 75,000,000, 35,000,000 and 90,000,000 shares at NT$10 par value per share for cash. On December 14, 1998, the special stockholders' meeting approved the deduction of capital by 200,000,000 shares at NT$10 par value to offset the accumulated deficit. The effective date of above increase and decrease of capital has not been determined. Prior to December 31, 1998, the Company received $30,744 from stockholders related to the approved share issuances. The advance payment was recorded as "advance from stockholders," a separate component of stockholders' equity, on the balance sheet as of December 31, 1998.

      (b) Distribution of earnings

          In accordance with ROC Company Law, the Company's articles of incorporation stipulate that 10% of annual earnings (net of losses of prior years, if any) is to be retained as statutory reserve until such retention equals the amount of issued share capital. The distribution of remaining earnings should be proposed by the board of directors and decided in a stockholders meeting. At least 0.01% of the distribution should be appropriated as employees' bonuses when the stockholders approve an earnings distribution. Future dividends will be distributed in NT dollars.

      (c) Accumulated deficit

          According to the ROC Company Law, if accumulated deficit is over one-half of the common stock, the board of directors shall convene a meeting of stockholders and make a report on such loss.


                                                                     (Continued)

                    TAISIL ELECTRONIC MATERIALS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

(12)  Income taxes

      The Company's earnings are subject to an income tax rate of 20%. For the years ended December 31, 1998, 1997 and 1996, income tax expense (benefit) was as follows:


                                                                                                 (UNAUDITED)
                                                                                                 -----------
                                                                         1998         1997          1996
                                                                       ---------    ---------     ---------

            Current income tax expense                               $      -              25          -
            Deferred income tax expense (benefit)                         13,053       (5,690)      (11,652)
                                                                       ---------    ---------     ---------
                                                                     $    13,053       (5,665)      (11,652)
                                                                       =========    =========     =========

      The Company's income tax expense (benefit) for the years ended December 31, 1998, 1997 and 1996, differed from the expected income tax, computed by applying the 20% tax rate on loss before income tax as shown on the financial statements, as follows:

                                                                                                 (UNAUDITED)
                                                                                                 -----------
                                                                         1998         1997          1996
                                                                       ---------    ---------     ---------

            Computed "expected" income tax benefit                  $     (9,072)      (3,890)       (5,717)
            Investment tax credits earned                                 (9,406)      (4,736)      (10,811)
            Unrealized exchange gain                                        -          (5,070)        -
            Other                                                          1,712           45            32
            Valuation allowance                                           29,819        7,986         4,844
                                                                       ---------    ---------     ---------
            Income tax expense (benefit)                            $     13,053       (5,665)      (11,652)
                                                                       =========    =========     =========

      As of December 31, 1998 and 1997, refundable income taxes were as follows:

                                                                          DECEMBER 31,
                                                                       ----------------------
                                                                         1998         1997
                                                                       ----------------------
            Estimated income tax expense                            $       -              25
            Prepaid income tax                                               163          178
            Other                                                           -             (25)
            Income tax refundable from prior years                           181          477
                                                                       ---------    ---------
            Income tax refundable                                   $        344          655
                                                                       =========    =========

                                                                     (Continued)

                    TAISIL ELECTRONIC MATERIALS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


      The temporary differences, tax credits, loss carryforwards and their effects on deferred income tax assets are as follows as of December 31, 1998 and 1997:

                                                                                     DECEMBER 31,
                                                                      ----------------------------------------------
                                                                            1998                     1997
                                                                      ---------------------    ---------------------
                                                                                 INCOME TAX               INCOME TAX
                                                                       AMOUNT      EFFECT        AMOUNT     EFFECT
                                                                      ---------  ----------    ---------  ----------
            Current assets:
               Unrealized loss from inventory devaluation           $     5,056       1,011        3,738         748
               Organization cost deferred for tax purposes                2,408         482        2,448         490
               Employee benefit costs deferred for tax purposes             174          35          171          34
               Unrealized foreign exchange loss                          12,145       2,429       15,809       3,162
                                                                                  ---------                ---------
                                                                                      3,957                    4,434
               Less: valuation allowance                                             (3,957)                    -
                                                                                  ----------               ---------
                                                                                $      -                 $     4,434
                                                                                  ==========               =========
            Noncurrent assets:
               Investment tax credits earned                        $    25,178      25,178       14,762      14,762
               Organization costs deferred for tax purposes               1,338         268        3,507         702
               Employee benefit costs deferred for tax purposes            -           -             171          34
               Difference in technology fee                               1,081         216          391          78
               Tax loss carryforward                                     90,787      18,157       46,851       9,370
                                                                                  ---------                ---------
                                                                                     43,819                   24,946
               Less: valuation allowance                                            (40,141)                 (11,908)
                                                                                  ----------               ---------
                                                                                $     3,678                   13,038
                                                                                  =========                =========

      A valuation allowance has been established at December 31, 1998 and 1997 due to the uncertainty of realizing a portion of the deferred tax asset balance. In management's opinion it is more likely than not that the net deferred tax asset balance at December 31, 1998 and 1997 will be realized.

      The significant factors considered in determining the valuation allowance at December 31, 1998 and 1997 included the Company's eight year financial forecast, the expected length of the Company's start-up period for its newly constructed facilities, the expected future market conditions in Taiwan and the semiconductor industry, the impact of the tax holiday periods, and the expiration dates of available investment tax credits and loss carryforwards. The Company increased its valuation allowance by approximately $30 million as of December 31, 1998 as compared to December 31, 1997 primarily due to a change in market conditions which resulted in a significant reduction in the Company's near-term taxable income forecast.

      According to the ROC Income Tax Law, pre-operating expenses of the Company during the development stage are amortized for tax purposes on a straight-line basis over a period of not less than five years.

      ROC tax regulations stipulate that investment tax credits used by the Company each year shall not exceed 50% of the current income tax payable, and any unused balance can be carried forward to the following four years, subject to the same percentage limitation for each year except in the year of expiration when any remainder can be used for offset of income tax payable in that year. As of December 31, 1998, the estimated unused income tax credits, resulting from investment in machinery and equipment and research and development, available to reduce future tax liabilities and the years of expiration were as follows:

                                                                     (Continued)

                    TAISIL ELECTRONIC MATERIALS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


          YEAR OF INVESTMENT                         TAX CREDITS                        YEAR OF EXPIRATION
          ------------------                         -----------                        ------------------

                 1995                                 $     282                                1999
                 1996                                       304                                1999
                 1996                                       455                                2000
                 1997                                     2,742                                1999
                 1997                                    10,846                                2000
                 1997                                     1,143                                2001
                 1998                                     2,243                                2000
                 1998                                     5,719                                2001
                 1998                                     1,444                                2002
                                                      ---------
                                                      $  25,178
                                                      =========

      The Company is authorized to be a "Science-based industry" and "Important technology-based industry" as defined by the Statutes.

      According to the Statute for the Establishment and Administration of Science-Based Industrial Park, a science-based industry may, within two years from the date on which it begins to sell its products or to render services, select any fiscal year in the four-year period from such date for exemption from profit-seeking enterprise income tax for a period of five consecutive years from the starting date of such fiscal year.

      In accordance with Article 8 of the Statute for Promotion of Upgrading Industries, the important technology-based industry shareholders which held their investments for a period over two years, the shareholders may credit up to 20% of price paid for the acquisition of such investments against their income tax payable.

      The Company's initial NT$200,000 capital expenditure project (phase I project) is entitled to enjoy both the tax holiday and shareholders investment tax credit incentive schemes. The Company has chosen January 1, 2000 as the tax holiday starting date.

      The Company's subsequent expansion of NT$200,000 capital expenditure project (phase II project) can only apply one of the above incentive schemes. The stockholders' meeting on May 22, 1998 has selected to enjoy shareholders investment tax credit.

      Pursuant to the ROC Income Tax Law, the Company's tax losses may be carried forward for up to five years to reduce future taxable income. As of December 31, 1998, the estimated tax loss carryforwards were as follows:

               YEAR LOSS                                AMOUNT                          YEAR OF EXPIRATION
               ---------                                ------                          ------------------

                 1996                                 $  16,429                                2001
                 1997                                    30,862                                2002
                 1998                                    43,496                                2003
                                                      ---------
                                                      $  90,787
                                                      =========


      The tax authorities have examined and assessed the Company's income tax returns through 1996.

                                                                     (Continued)

                    TAISIL ELECTRONIC MATERIALS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

(13) Pledged assets

      As of December 31, 1998 and 1997, pledged assets were as follows:

                                                                                                DECEMBER 31,
                                                                                           ----------------------
                    ASSETS                        RELATED SECURED LIABILITIES                1998         1997
            ----------------------          ----------------------------------------       ---------    ---------
            Time Deposits
               Restricted bank deposits     Short-term loans                             $       931        3,063
               Restricted bank deposits     Documentary draft for export in customs               31           31
            Machinery and equipment         Long-term loans                                   73,757       53,312
            Buildings                       Long-term loans                                   38,113       34,333
                                                                                           ---------    ---------
                                                                                         $   112,832       90,739
                                                                                           =========    =========

(14) Commitments

      (a) Operating lease

          The Company is leasing its plant site from the Science-Based Industrial Park Administration Bureau for a period of 20 years, expiring December 31, 2014. In accordance with the lease agreement, rental payments are subject to adjustment as and when the government reappraises the land value. The current rent is NT$12,390 ($383) per year.

          Future minimum lease payments as of December 31, 1998, under the existing non-cancelable agreement are:


                         YEARS                              MINIMUM LEASE PAYMENTS
                    ------------------                     -----------------------
                    1999 through 2003                      $  1,915 ($383 annually)
                    2004 through 2008                         1,915
                    2009 through 2013                         1,915
                           2014                                 382
                                                           --------
                                                           $  6,127
                                                           ========

     (b)  Technical service agreement

          In accordance with a technical assistance agreement between the Company and MEMC, the Company is required to pay MEMC fixed payments and the timing of such payments is based on reaching certain milestones. As of December 31, 1998 and 1997, the remaining balance of such payments to be paid under the agreement amounted to $834 and $2,500, respectively.

          In addition, the Company pays MEMC an annual royalty based on net sales and operating income.

      (c) Purchase of equipment

          As of December 31, 1998 and 1997, the Company had outstanding letters of credit amounting to approximately $4,906 and $3,242, respectively, and was committed to purchase equipment with a total estimated cost of $981 and $15,369, respectively.

                                                                     (Continued)

                    TAISIL ELECTRONIC MATERIALS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


      (d) Syndicated term loan agreement

          The Company entered into certain syndication loan agreements with ABN AMRO Bank and seven other banks (the "Banks") for the Company's Phase I and II planned expansion. In accordance with the syndication loan agreements, the Banks granted credit facilities to the Company for the purchase of machinery and equipment. The commitment fee is charged at a certain rate per annum payable quarterly, based on the committed-to withdraw but unborrowed balance, if any. Commitment fees paid for the years ended December 31, 1998 and 1997 amounted to $9 and $44, respectively.

(15) Reconciliation to United States Generally Accepted Accounting Principles

      The Company's financial statements have been prepared in accordance with ROC GAAP. ROC GAAP vary in certain significant respects from US GAAP. Differences which have a significant effect on the Company's results of operations and stockholders' equity are as follows:

      (a) Employee retirement benefits

          Prior to January 1, 1998, the pension expense recorded by the Company in connection with its defined benefit pension plan was based on the amount of the contributions made by the Company to the pension plan as required by government regulations under ROC GAAP. As described in note 2(j), the Company began recording pension expense using actuarial techniques as specified by ROC SFAS No.18 (ROC SFAS No.18 is similar to US SFAS No. 87). Under US GAAP, the accumulated pension obligation and pension expense is determined on an actuarial basis, assuming the Company first adopted this policy at the beginning of 1997 since it was not feasible to apply the actuarial basis at an earlier period. The impact of this difference is not significant to the Company's determination of results of operations or stockholders' equity under US GAAP for the periods presented.

      (b) Technology fee

          Under ROC GAAP, the Company capitalizes and amortizes certain costs in connection with a technical assistance agreement entered into with a shareholder, MEMC. Under US GAAP, such payments are expensed as incurred or treated as a deemed dividend depending on the nature of the payment.

         A reconciliation from ROC GAAP to US GAAP of net loss and stockholders' equity are as follows:

                                                                                                               1996
                                                                                  1998          1997        (UNAUDITED)
                                                                                ---------     ---------     -----------
            Net loss as reported under ROC GAAP                               $   (58,414)      (13,784)      (16,931)
            (a)  Amortization of capitalized technology fees                        1,500         1,500           583
            (b)  Income tax effects resulting from capitalized technology            (240)         (295)         (119)
                                                                                ---------     ---------     ---------
                 fees
            Net loss in accordance with US GAAP                               $   (57,154)      (12,579)      (16,467)
                                                                                =========     =========     =========

                                                                     (Continued)

                     TAISIL ELECTRONIC MATERIALS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

          Stockholders' equity:

                                                                                     DECEMBER 31,
                                                                                -----------------------
                                                                                  1998          1997
                                                                                ---------     ---------
            Stockholders' equity as reported under ROC GAAP                   $    77,979        79,545
            (a)  Effect of capitalization of technology fees, net of               (5,583)       (5,417)
                 amortization
            (b)  Income tax effects resulting from capitalized technology             313           553
                 fees                                                           ---------     ---------
            Stockholders' equity in accordance with US GAAP                   $    72,709        74,681
                                                                                =========     =========

(16) Reclassifications

      Certain amounts in the 1996 and 1997 financial statements have been reclassified to conform with the 1998 presentation for comparison purposes. These reclassifications do not have a significant impact on the financial statements.